                                                                   EXHIBIT 10.19

              FIFTH AMENDMENT AND CONSOLIDATION OF PRIOR AMENDMENTS
                     (TOGETHER WITH SIXTH WAIVER) AGREEMENT


         This FIFTH AMENDMENT AND CONSOLIDATION OF PRIOR AMENDMENTS (TOGETHER WITH SIXTH WAIVER) AGREEMENT (this "Agreement" or the "Fifth Amendment") made as of November 14, 1996 by and among CMP MEDIA INC. (the
"Borrower"), a Delaware corporation and the successor by merger to CMP Publications, Inc., a New York corporation ("CMP Publications"), FLEET NATIONAL BANK ("Fleet"), formerly known as Fleet National Bank of Connecticut and prior to that Shawmut Bank Connecticut, N.A., and the successor by merger to Fleet Bank N.A. ("Fleet N.A."), THE CHASE MANHATTAN BANK ("Chase"), the successor by merger to The Chase Manhattan Bank, N.A., (Fleet and Chase and any of their respective successors or permitted assigns, the "Banks") and Fleet as agent for the Banks (in its capacity as such, the "Agent").

                                   WITNESSETH:

         WHEREAS, CMP Publications, Fleet, Chase and the Agent have executed and delivered a Credit Agreement dated as of July 15, 1993 (the "Original Credit Agreement"), which Original Credit Agreement was amended by an Amendment and Waiver Agreement among CMP Publications, Fleet, Chase and the Agent dated February 28, 1994 (the "First Amendment"), by a Second Amendment and Waiver Agreement among CMP Publications, Fleet, Chase and the Agent dated as of February 27, 1995 (the "Second Amendment"), by a Third Amendment Agreement among CMP Publications, Fleet, Chase and the Agent dated as of May ')O, 1995 (the "Third Amendment"), and by a Fourth Amendment Agreement, dated as of August 9, 1995, between CMP Publications, Fleet, Chase, Fleet N.A. and the Agent (the "Fourth Amendment") (pursuant to which Fourth Amendment, among other things, (i) the aggregate "Commitments" to lend were increased to $50,000,000, (ii) the term loan conversion feature of Original Credit Agreement was eliminated, and (iii) Fleet N.A. was added as a Bank under the Original Credit Agreement) (such First, Second, Third and Fourth Amendments are sometimes collectively referred to below as the "Prior Amendments" and the Original Credit Agreement as amended by the Prior Amendments is referred to below as the "Agreement"); and

         WHEREAS, CMP Publications, Fleet, Chase and the Agent have also executed and delivered (i) a Third Waiver Agreement, dated April 24, 1995 (the "Third Waiver") and (ii) a Fourth Waiver Agreement, dated June 5. 1995 (the "Fourth Waiver"), both relating to the Agreement; and

         WHEREAS, CMP Publications, Fleet, Fleet N.A., Chase and the Agent have also executed and delivered a Fifth Waiver Agreement, dated February 28, 1996 (the "Fifth Waiver") also relating to the Agreement (the Third, Fourth and Fifth Waivers, along with the waivers set forth in the First Amendments are sometimes collectively referred to below as the "Prior Waivers"); and
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         WHEREAS, on May 24, 1996, a new corporation having the name of "CMP
Media Inc." was formed under the general corporation laws of the State of Delaware and such corporation is the "Borrower" under this Agreement: and

         WHEREAS, on May 31, 1996, CMP Publications was merged with and into said CMP Media Inc. (the "Merger"), with said CMP Media Inc. being the surviving entity and (pursuant to such general corporation laws and other applicable law) succeeding to all of the (i) rights, privileges, powers and franchises of, and
(ii) debts. liabilities and other obligations of, CMP Publications, including without limitation all rights and obligations under the Agreement and all obligations under each Revolving Note (as defined in the Agreement), and as a result said CMP Media Inc. has become the Borrower under the Agreement; and

         WHEREAS, without the waivers set forth below in this Agreement, the Merger would be an Event of Default under the Agreement and the Borrower has requested such waivers; and

         WHEREAS, CMP Communications Corp., a Delaware corporation (and formerly known as CMP Media, Inc. and prior to that NRU Inc.) is named as a Guarantor under the Agreement; and

         WHEREAS, on October 21, 1996, CMP Communications Corp. was merged with and into the Borrower (the "CMP Comm. Merger") and thus is no longer a Guarantor under the Agreement; and

         WHEREAS, CMP Publications International Corp., a Delaware corporation and a Guarantor under the Agreement has changed its name to CMP International Corp.; and

         WHEREAS, CMP Media was a general partnership formed under the laws of the State of Delaware and had as its general partners CMP Communications Corp. and the Borrower; and

         WHEREAS, as a result of the CMP Comm. Merger, CMP Media's partnership existence was terminated as it no longer had at least two partners and the Borrower has succeeded to all of the rights and powers of, and all of the liabilities of, CMP Media; and

         WHEREAS, CMP Japan K.K., a corporation formed under the laws of Japan, is in the process of statutory liquidation in Japan (the "CMP Japan Liquidation"); and

         WHEREAS, without the waivers set forth below in this Agreement, the CMP Japan Liquidation would be an Event of Default under the Agreement and the Borrower has requested such waivers; and

         WHEREAS, prior to the CMP Comm. Merger, CMP Communications Corp.


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
transferred its interest in CMP France S.N.C., a general partnership formed under the laws of France, to CMP International Corp. with the result that, after such transfer and merger, the Borrower and CMP International Corp. are the sole partners of CMP France S.N.C.

         WHEREAS, the parties also desire to enter into this Agreement to reflect the mergers, name changes. liquidation and other transactions described above; and

         WHEREAS, the Borrower has also requested, and the Banks and the Agent have agreed, that the Agreement be amended to increase the aggregate of all Commitments of the Banks under the Agreement to $75,000,000.00, with the Commitment of Fleet to be $45,000,000.00 and of Chase to be $30,000,000.00; and

         WHEREAS, the Borrower, the Banks and the Agent have also agreed to amend the Agreement to, among other things, (i) modify certain of the interest rate provisions under the Agreement, (ii) provide for a maturity date for the revolving credit facility under the Agreement of November 14, 2001, (iii) modify certain of the financial covenants under the Agreement and (iv) provide for an additional ability of the Borrower to make acquisitions; and

         WHEREAS, it is proposed that Gerard G. Leeds and Liselotte J. Leeds sell to Kenneth D. Cron 2% of the outstanding common stock of the Borrower (the "Cron Transfer"); and

         WHEREAS, the Cron Transfer would, in the absence of a waiver by the Banks, constitute a breach of the Amended and Restated Negative Pledge Agreement, dated as of August 9, 1995 by and between Daniel H. Leeds, Gerard G. Leeds, Liselotte J. Leeds, and Michael S. Leeds (collectively, the "Negative Pledgors") and the Agent (the "Negative Pledge Agreement") and such breach would constitute an Event of Default under the Agreement; and

         WHEREAS, the Borrower has requested that the Banks grant all of the waivers referred to above; and

         WHEREAS, the Banks are only willing to enter into the above agreements and grant such waivers if, among other things, (i) the Borrower executes and delivers this Agreement and (ii) the parties which are listed as signatories to the Confirmation at the end of this Agreement execute and deliver such Confirmation; and

         WHEREAS, Fleet N.A. has been merged into Fleet with the result that Fleet has succeeded to all of Fleet N.A.'s rights and obligations under the Agreement and to all rights of Fleet N.A. under the Revolving Note issued to Fleet N.A.; and

         WHEREAS, the parties hereto desire to reflect such merger of Fleet N.A. into Fleet; and


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         WHEREAS, for purposes of clarity, the parties desire to consolidate the amendments set forth in the Prior Amendments into this Agreement.

         NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

PART A. GENERAL MATTERS.

         1. Capitalized Terms; Section References. Capitalized terms used herein without definition and defined in the Agreement shall have the same respective meanings given those terms in the Agreement, unless the context otherwise requires. All Section references used herein shall, unless otherwise specified herein, be deemed to refer to Sections in the Agreement.

PART B. AMENDMENTS TO THE CREDIT AGREEMENT AND RELATED MATTERS.

         INTRODUCTION. This Part B (i) sets forth certain new amendments to the Credit Agreement, (ii) sets forth those amendments contained in the Prior Amendments which are still effective, and (iii) deals with certain related matters. The derivation of a particular amendment is noted at the end thereof in brackets (e.g., an amendment which results from the Fourth Amendment is denoted "[Fourth Amendment]" and an amendment which results from both the Fourth Amendment and this Agreement is denoted "[Fourth and Fifth Amendments]"); provided, that the failure to denote a derivation of an amendment shall not affect the effectiveness or binding nature of such amendment. An amendment which is set forth in a Prior Amendment but which is not set forth herein shall no longer be considered effective or binding.

         AMENDMENT OF SCHEDULE 1.01 TO THE CREDIT AGREEMENT. Schedule 1.01 to the Credit Agreement is hereby amended and restated to read in its entirety as set forth in Schedule 1.01 attached hereto and made a part hereof. [Fifth Amendment]

         AMENDMENT AND RESTATEMENT OF CERTAIN DEFINITIONS IN SECTION 1.01. The definitions of the terms "Applicable Interest Rate", "Auction Rate", "Base Rate", "Borrowing", "Business Day", "Capital Expenditures", "Guarantor" or "Guarantors", "Interest Period", "Loans", "Negative Pledge Agreement", "Net Income", "Notes", "Required Banks", "Revolving Loan Termination Date", "Revolving Note", and "Tangible Net Worth" are respectively amended and restated to read in their entirety as follows:

         "Applicable Interest Rate" means, for any Loan, the Auction Rate, Base Rate, or Eurodollar Rate for such Loan. [Fourth Amendment]


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         "Auction Rate" means, for any Interest Period or any other period, (a)
         the interest rate offered by a Bank and accepted by the Borrower in connection with an Auction Rate Loan pursuant to the procedures set forth in Schedule 2.03 or (b) the interest rate determined pursuant to the Auction Rate Interest Extension Provisions, as the case may be. [Fourth Amendment]

         "Base Rate" means, for any day, a rate per annum (rounded up, if necessary, to the next 1/16 of 1%), equal to the greater of (i) the Agent Base Rate in effect on such day and (b) the Federal Funds Effective Rate on such day plus the Applicable Margin. "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it. If for any reason the Agent shall have determined (which determination shall be presumptively correct absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any day(s), for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms thereof, the Base Rate shall be the Agent Base Rate on such day(s). Any change in the Base Rate due to a change in the Agent Base Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Agent Base Rate or the Federal Funds Effective Rate, as the case may be. [Fourth Amendment]

         "Borrowing" means a group of Loans of a single Type made by the Banks (or, in the case of an Auction Rate Loan, by the Bank or Banks whose offer have been accepted pursuant to Section 2.03 below and Schedule
         2.03 hereof) on a single date and to which a single Interest Period is in effect. [Fourth Amendment]

         "Business Day" means any day (other than a Saturday, Sunday or legal holiday) on which commercial banks are not authorized or required to close in Stamford, Connecticut or New York, New York, except that (i) for purposes of the use of the term "Business Day" in the definition of Federal Funds Effective Rate, the above phrase "Stamford, Connecticut or" shall be deemed deleted and (b) with respect to notices, determinations and payments with respect to Eurodollar Loans, such day shall be a "Business Day" only if it is also a day for trading by and between banks in the London interbank Eurodollar market. [Fourth Amendment]

         "Capital Expenditures" means for any period the Dollar amount of all expenditures (including obligations under Capital Leases) made for fixed assets, real property, plant and equipment, and for intangible assets, and all renewals, improvements and replacements thereto incurred during such period, all as determined in accordance with GAAP. [Fourth Amendment]


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         "Guarantor" or "Guarantors" (i) shall mean CMP International Corp., a
         Delaware corporation and formerly known as CMP Publications International Corp., and any other Affiliate of the Borrower hereafter guarantying the Notes pursuant to Section 5.09 below, and (ii) shall also include, for purposes hereof (including Section 5.08, Article 6 (and the definitions related thereto), and Article 7), unless the context otherwise requires, CMP France S.N.C., a general partnership formed under the laws of France, notwithstanding the fact that some of the entities identified above may not have executed such a guaranty (the Borrower hereby acknowledging and agreeing that the Required Banks shall have the right, at any time, to require the Borrower to cause such entities to so execute and deliver such guaranties for the benefit of the Banks and the Agent (with such changes, in the case of a foreign entity as the Banks may request as a result of any foreign law requirements). [Fourth and Fifth Amendments]

         "Interest Period" means, (a) for each Eurodollar Borrowing, the period commencing on the date of the related Eurodollar Loan or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, the last day) in the calendar month that is one, two, three or six months thereafter in each case as the Borrower may, upon notice received by the Agent not later than 12:00 noon (Connecticut time) on the second Business Day prior to the first day of such Interest Period, select; (b) for each Auction Rate Borrowing, the period commencing on the date of the related Auction Rate Loan and ending on the last day of the period selected by the Borrower pursuant to the following provisions: The duration of each Auction Rate Loan shall be one, two, three or six months, in each case as the Borrower may, upon notice received by the Agent not later than 12:00 noon (Connecticut time) on the first Business Day prior to the first day of such Interest Period, select; provided. however, if, as a result of the provisions of the last sentence of Section 2.03(e) below. the applicable Auction Rate Loan is not paid in full on what would be, if not for this proviso, the last day (the "Initial Last Date") of the Interest Period for such Loan, then the Interest Period for such Loan shall be extended until the first day on which such Loan can be paid in full under such provisions-, provided, however, that (1) all interest accrued from the first day of the Interest Period to the Initial Last Date shall be due and payable, in arrears, on the Initial Last Date (provided, that, if the Interest Period (not taking into account any such extension) is longer than 90 days, such interest shall be payable in installments every 90 days and on the Initial Last Date); (ii) the interest rate for the period from the Initial Last Date to the end of the Interest Period shall be a rate negotiated and agreed to by the Bank which made such Loan and the Borrower (provided that, if no such rate is agreed to, the applicable rate shall be the Base Rate), and (iii) all interest accruing from the Initial Last Date to the end of the Interest Period shall be due and payable, in arrears, at such intervals as such Bank and the Borrower may agree upon and on the last day of the Interest Period (provided, that, if such Bank and the Borrower cannot agree, such interest shall be payable on each January 1, April 1, July I and October I and on the last day of the Interest Period) (the provisions of this and the immediately preceding proviso are referred to herein as the "Auction Rate Interest Extension Provisions"); and (c) for each Base Rate Borrowing, the period commencing on the


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
         date of such Base Rate Loan or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, pursuant to notice received by the Agent not later than 12:00 noon (Connecticut time) on any Business Day selected by the Borrower as the first day of such Interest Period, and ending on the earliest of (i) the first Business Day of the next succeeding January, April, July or October and (ii) the Revolving Loan Maturity Date, as the case may be; provided, however, that:

         (i) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

         (ii) no Interest Period for any Revolving Loan shall extend beyond the Revolving Loan Maturity Date.
         [Fourth Amendment]

         "Loans" means the Revolving Loans. [Fourth Amendment]

         "Negative Pledge Agreement" means the Negative Pledge Agreement executed by certain shareholders of the Borrower in the form of Exhibit E, as amended and restated by the Amended and Restated Negative Pledge Agreement, dated as of August 9, 1995, by and between Daniel H. Leeds, Gerard G. Leeds, Liselotte J. Leeds, and Michael S. Leeds and the Agent, and as same may otherwise be amended, supplemented or otherwise modified from time to time. [Fifth Amendment]

         "Net Income" shall mean, for any period, the aggregate net income (or net deficit) of the Borrower and the Guarantors for such period, computed on a combined basis in accordance with GAAP, but excluding from the definition of Net Income (i) any extraordinary income or losses, and (II) gains or losses from the sale or disposition of assets other than in the ordinary course of business. [Fourth Amendment]

         "Notes" shall mean the Revolving Notes. [Fourth Amendment]

         "Required Banks" means, at any time, Banks holding at least seventy-five percent (75%) of the aggregate amount of the Commitments at such time [Fifth Amendment]

         "Revolving Loan Termination Date" means November 14, 2001. [Fifth Amendment]

         "Revolving Note" means a promissory note of the Borrower substantially in the form of Exhibit A hereto evidencing the Revolving Loans made by a Bank hereunder, as such note may be amended or otherwise modified from time to time. The initial Revolving


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
         Notes shall be dated the Closing Date but the Borrower and the Banks may, at any time and from time to time, agree to the issuance of new notes, dated after the Closing Date, to evidence the Revolving Loans and, in such event, such new notes (as same may be amended or otherwise modified from time to time) shall be deemed the Revolving Notes hereunder. [Fourth and Fifth Amendments]

         "Tangible Net Worth" means, at any date, the difference between (a) the total assets of the Borrower and the Guarantors, on a combined basis, minus (b) total liabilities of the Borrower and the Guarantors, on a combined basis, all as determined in accordance with GAAP, excluding, however, from the determination of total assets (a) the value of all assets of the Borrower and the Guarantors, on a combined basis, that would be classified as "intangible assets" in accordance with GAAP, and
         (b) any write-up of assets of the Borrower or the Guarantors after December 31, 1995. (Reference is hereby made to Section 6.15(b) for use of the term Tangible Net Worth). [fourth and Fifth Amendment]

         4. Amendment of Definition of "Eurodollar Rate". The definition of the term "Eurodollar Rate" in Section 1.01 is amended by deleting the phrase "plus 1%" and substituting for it the phrase the Applicable Margin". [Fourth Amendment]


         5. Addition of Certain Definitions to Section 1.01. Section 1.01 of the Agreement is amended by adding the following respective definitions for the terms "Accumulated Net Profit Distribution", "Adjusted EBITDA", "Adjusted Net Income", "Agent Base Rate", "Applicable Fee Percentage", "Applicable Margin", "Auction Rate Borrowing", "Auction Rate Interest Extension Provisions", "Average Outstanding Loan Balance", "Base Rate Borrowing", "Cron Transfer", "EBITDA", "Eurodollar Borrowing", "Federal Funds Effective Rate", "First Accumulated Net Profit Distribution Date", "Fixed Charges", "Net Worth", "Operating Lease", "Operating Lease Payments", "Pre-Tax Income", "Revolving Loan Maturity Date", "Specified Distributions", "Specified Offering Proceeds" and "Type".

         "Accumulated Net Profit Distribution" means any cash Distribution made by the Borrower to its shareholders and which is identified by the Borrower, pursuant to Section 6.15(a), as an Accumulated Net Profit Distribution, provided, that it is understood and agreed by the Borrower that (i) the aggregate of all Accumulated Net Profit Distributions shall not exceed $30 million, and (ii) all Accumulated Net Profit Distributions must be made on or prior to expiration of the "post-termination transition period" (if any), as defined in Section 1377(b)(1) of the Code, and (iii) the aggregate of all Accumulated Net Profit Distributions made in such post-termination transition period shall not exceed the amount of the Borrower's "accumulated adjustments account" (as defined in Section 1368(c) of the Code, as of the date of such termination), [Fifth Amendment]

         "Adjusted EBITDA" means for purposes of Section 6.06 below, for any period, the


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
         difference between (i) EBITDA for such period and (ii) the sum of interest income of the Borrower and the Guarantors for such period on a combined basis in accordance with GAAP. [Fourth Amendment]

         "Adjusted Net Income" means, for any period, the Net Income for such period plus the aggregate amount deducted in determining such Net Income in respect of Federal, state and local income taxes paid or payable by the Borrower and the Guarantors during such period; provided, however, that in the event that Adjusted Net Income for any period (if not for this proviso) would be negative, Adjusted Net Income shall, for such period, be deemed zero.

         "Agent Base Rate" means the interest rate announced by the Agent from time to time as its Base Rate or Prime Rate. [Fourth and Fifth Amendments]

         "Applicable Fee Percentage" means for any date during any fiscal quarter of the Borrower, the applicable percentage (on a per annum basis) set forth below based upon the ratio of (i) the Average Outstanding Loan Balance for such quarter to (ii) the EBITDA for the consecutive four fiscal quarters immediately preceding such fiscal quarter:

         Average Outstanding Loan Balance/EBITDA       Applicable Percentage
                                                          Ratio per annum

         Equal to or Less than 1.50 to 1.00                   0.125%

         Equal to or greater than 1.51                        0.175%
         to 1.0

         For purposes of illustration, in determining the amount payable, under
         Section 2.14 below, on January 1, 1997 (which payment will be with respect to the fiscal quarter ending December 31, 1996), the Applicable Fee Percentage for each day during the fiscal quarter ending December 31, 1996 shall be based on the ratio of (i) the Average Outstanding Loan Balance for the fiscal quarter ending December 31, 1996 to (ii) the EBITDA for the consecutive four fiscal quarters ending September 30, 1996 so that, for example, if said ratio is 1.51 then the Applicable Fee percentage for each day of the fiscal quarter ending December 31, 1996 would be 0.175%. [Fourth and Fifth Amendments]

         "Applicable Margin": means on any date, with respect to a Loan comprising (i) a Eurodollar Borrowing or (ii) a Base Rate Borrowing whose rate of interest is (on such day) based on the Federal Funds Effective Rate, the margin (expressed as a percentage on a per annum basis) set forth below based upon the ratio of (A) the outstanding unpaid principal


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
         balance of the Loans on the date of such Borrowing (and calculated taking into account such Borrowing) (said balance is referred to below as the "Loan Balance") to @B) the Applicable EBITDA (as defined below) for such date of Borrowing:

         Average Outstanding Loan Balance/               Applicable Ratio
         Applicable EBITDA                             Percentage per Annum

         Less than 1.00 to 1.00                               0.35%

         Equal to or greater than 1.00 to                     0.50%
                  1.00 but less than 1.51 to 1.00

         Equal to or greater than 1.51 to 1.00                0.575%
         but less than 2.01 to 1.00

         Equal to or greater than 2.01 to 1.0                 0.825%


         For purposes hereof, "Applicable EBITDA", shall mean, for the date of the applicable Borrowing, the EBITDA for the consecutive four fiscal quarters ending on the last day of the fiscal quarter (the "Most Recent Ended Quarter") immediately preceding the fiscal quarter in which such date of Borrowing occurs; provided, however, that in the event the unaudited quarterly financial statements for such Most Recent Ended Quarter have not been delivered, as of the date of such Borrowing, pursuant to Section 5.08(b) below, the Applicable EBITDA shall mean EBITDA for the consecutive four fiscal quarters ending on the last day of the fiscal quarter immediately preceding such Most Recent Ended Quarter.

         Notwithstanding the forgoing, in the case of a Eurodollar Borrowing with an Interest Period of six months, the Applicable Margin shall, for the first 90 days of such six months, be calculated as set forth above, but the Applicable Margin for the remaining portion of such Interest Period (and any period thereafter for which such Borrowing is outstanding) shall be calculated assuming that a new Eurodollar Borrowing (in the amount of such Borrowing) was made on the ninety first day of such Interest Period.

         To illustrate certain of the above provisions, if (i) the Borrower makes a Eurodollar Borrowing on September 1, 1997 and the Interest Period for such Borrowing is one month and (ii) the unaudited financial statements for the fiscal quarter ending June 30. 1997 have been delivered pursuant to Section 5.08(b) below by September 1, 1997, then the Applicable Margin shall be calculated by using the ratio of the outstanding unpaid principal balance of the Loans (taking into account such Borrowing) on September 1, 1997 to the EBITDA for the consecutive


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
         four fiscal quarters ending June 30, 1997. If the ratio is, for example, 1.51, the Applicable Margin for such Eurodollar Borrowing during the entire Interest Period shall be 0.575% (per annum). To further illustrate the above provisions. if (i) the Borrower makes a
         Eurodollar Borrowing on October   , 1997 and the Interest Period for
         such Borrowing is six months, (ii) the unaudited financial statements for the fiscal quarter ending September 30, 1997 have not been delivered pursuant to Section 5.08(b) below by October 30, 1997, and
         (iii) the unaudited financial statements for the fiscal quarter ending December 31, 1997 have been delivered, pursuant to Section 5.08(b) below, by January 28, 1998, then (a) the Applicable Margin for such Eurodollar Borrowing for the first 90 days of the Interest Period shall be calculated by using the ratio of the outstanding unpaid principal balance of the Loans (taking into account such Borrowing) on October 30, 1997 to the EBITDA for the consecutive four fiscal quarters ending June 30, 1997 (if such ratio is, for example, 1.51, the Applicable Margin during such first 90 days shall be 0.575%) and (b) the Applicable Margin for such Eurodollar Borrowing for the remaining portion of the Interest Period shall be calculated by using the ratio of the outstanding unpaid principal balance of the Loans (taking into account such Borrowing) on January 28, 1998 to the EBITDA for the consecutive four fiscal quarters ending December 31, 1997 (if such ratio is, for example, 1.50, the Applicable Margin during such remaining portion shall be 0.50%).

         [Fourth and Fifth Amendments]

         "Auction Rate Borrowing" means a Borrowing consisting of an Auction Rate Loan or concurrent Auction Rate Loans from the Bank or Banks whose offer or offers for such Borrowing have been accepted by the Borrower pursuant to Section 2.03 and Schedule 2.03. [Fourth Amendment]

         "Auction Rate Interest Extension Provisions" shall have the meaning given that term in the definition of the term "Interest Period". [Fourth Amendment]

         "Average Outstanding Loan Balance" for any period, means the average daily outstanding unpaid balance of the Loans during such period. [Fourth Amendment]

         "Base Rate Borrowing" shall mean a Borrowing comprised of Base Rate Loans. [Fourth Amendment]

         "Cron Transfer" means the proposed sale by Gerard G. Leeds and Liselotte J. Leeds to Kenneth D. Cron of two percent (2%) of the outstanding common stock of the Borrower. [Fifth Amendment]

         "EBITDA" means, for any period, Net Income for such period plus the aggregate amount deducted in determining such Net Income in respect of the following, without duplication, each as computed on a combined basis in accordance with GAAP: (I) Interest Expense of the Borrower and the Guarantors for such period, (ii) Federal, state and local income taxes paid or payable by the Borrower and the Guarantors during such period, and (iii) depreciation and amortization of the Borrower and the Guarantors for such period. [Fourth Amendment]

         "Eurodollar Borrowing" shall mean a Borrowing comprised of Eurodollar Loans. [Fourth Amendment]


         "Federal Funds Effective Rate" shall have the meaning given that term in the definition of the term "Base Rate". [Fourth Amendment]

         "First Accumulated Net Profit Distribution Date" means the date, if any, on which the first Accumulated Net Profit Distribution is paid. [Fifth Amendment]

         "Fixed Charges" means, for any period, the sum of (i) Capital Expenditures of the Borrower and the Guarantors for such period, plus
         (ii) Interest Expense of the Borrower and the Guarantors for such period, plus (iii) Operating Lease Payments of the Borrower and Guarantors for such period, plus (iv) all Specified Distributions paid in such period, plus (v) Federal, state and local income taxes paid or payable by the Borrower and the Guarantors during such period, all computed on a combined basis in accordance with GAAP. [Fourth and Fifth Amendments]

         "Net Worth" means, at any date, the difference between (a) the total assets of the Borrower and the Guarantors, on a combined basis, minus
         (b) total liabilities of the Borrower and the Guarantors, on a combined basis, all as determined in accordance with GAAP, excluding, however, from the determination of total assets any write-up of assets of the Borrower or the Guarantors after December 31, 1995. [Fifth Amendment]

         "Operating Lease" means any lease of any real or personal property other than Capital Leases. [Fifth Amendment]

         "Operating Lease Payments" means, for any period, the aggregate rental expense of the Borrowers and the Guarantors for such period in respect of all rent obligations under Operating Leases. [Fourth Amendment]

         "Pre-Tax Income" shall mean Adjusted Net Income.

         "Revolving Loan Maturity Date" means November 14, 2001. [Fifth
         Amendment]

         "Specified Distributions" means any and all Distributions made (i) by the Borrower except for, if made, the Accumulated Net Profit Distribution or (ii) by any Guarantor and/or any Subsidiary of the Borrower to the extent any such Distribution is not paid to the Borrower. [Fifth Amendment]

         "Specified Offering Proceeds" means seventy-five percent (75%) of any and all Offering Proceeds (as defined below) directly or indirectly received by the Borrower (and/or any of its Affiliates) in connection with any and all Public Offerings (as defined below) consummated on or prior to the applicable quarter ending date being measured under
         Section 6.1.1. "Public Offering" means any and all public offerings of the capital stock (or other securities) of the Borrower or any of its Subsidiaries or other Affiliates (including any Guarantor), whether consummated in one transaction or a series of transactions, pursuant to a registration statement filed with the Securities and Exchange Commission. "Offering Proceeds" means the difference between (i) the gross proceeds (but excluding all proceeds received and retained by individual shareholders of the Borrower for the sale of shares of capital stock of the Borrower previously owned by such individuals (the "Individuals' Shares")) from any and all Public Offerings less (ii) the out-of-pocket brokers' and underwriters' fees and commissions incurred by the Borrower in such Offerings and payable to Persons who are not Affiliates of the Borrower and all other out-of-pocket issuing expenses incurred by the Borrower in such Offerings and payable to Persons who are not Affiliates of the Borrower (but excluding from this clause (ii) that portion of brokers' and underwriters' fees (but not other expenses) attributable to the Individuals' Shares). For example, if (a) there is an initial public offering with respect to the common stock of the Borrower the gross proceeds of which offering are $50,000,000, and of such $50,000,000 the sum of $20,000,000 is received and retained by individual shareholders for the sale of their Individual Shares and (b) the amount under clause (ii) is $1,000,000, then the Offering Proceeds with respect to such initial public offering would be $29,000,000. Nothing contained in this definition of Specified Offering Proceeds shall be interpreted or construed to limit the provisions of Section 7.01(i) of this Agreement. [Fifth Amendment]

         "Type", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. "Rate" means the Eurodollar Rate or the Base Rate and, in the case of an Auction Rate Loan, the applicable Auction Rate. [Fourth Amendment]

         6. FURTHER AMENDMENT OF SECTION 1.01. Section 1.01 is further amended by deleting the following definitions from such Section: "Cash Flow Coverage", "Current Assets", "Current Liabilities", "EBIT", "Interest Coverage", "Operating Cash Flow", ["Operating Lease Obligation",] "Term Loan Maturity Date", "Term Loans", "Term Loan Conversion Fee", "Term Note", "Term Rate", and "Total Liabilities". [Fourth and Fifth Amendments]

         7. AMENDMENT OF SECTION 1.02. Section 1.02 is hereby amended by adding the following sentence to the end thereof-.

         "If a change should occur in GAAP after December 31, 1995 which change has a material

         (or impact on the financial covenants set forth in Sections 6.11, 6.12 or 6.13 hereof n any other applicable provision hereof), the Agent, Banks and Borrower hereby agree to use their best efforts to negotiate and agree upon appropriate adjustments to said covenants (or such other provisions), provided that if the parties cannot so agree, the Required Banks shall have the right to make reasonable adjustments to said covenants or other provisions." [Fifth Amendment]

         8. AMENDMENT OF SECTION 2.02(A). Section 2.02(a) is amended and restated to read in its entirety as follows:

         (a) The Revolving Loans of each Bank shall be evidenced by a single promissory note in favor of such Bank substantially in the form of Exhibit A, duly completed and executed by the Borrower, as such note may be amended or otherwise modified from time to time.
         [Fourth Amendment]

         9. AMENDMENT OF SCHEDULE 2.03. Schedule 2.03 to the Credit Agreement is hereby amended and restated to read in its entirety as set forth in Schedule
2.03 attached hereto. [Fourth Amendment]

         10. AMENDMENT TO SECTION 2.03(E). Section 2.03(e) is amended and restated to read in its entirety as follows:

                  (e) In the event that any Bank makes an Auction Rate Loan, to the Borrower, such Auction Rate Loan shall be made severally by such Bank without participation in such Auction Rate Loan by any other Bank. If any Bank makes an Auction Rate Loan, such Bank shall be required, subject to the other terms and conditions hereof, to participate in subsequent Revolving Loans to the extent provided for below in this paragraph. Each Bank's pro rata share of any Base Rate or Eurodollar Loans to be made by such Bank pursuant to Section 2.01 hereof while an Auction Rate Loan is outstanding (any such Base Rate or Eurodollar Loan or portion thereof hereafter being sometimes referred to as a "Non-Pro Rata Loan" (whether or not the formula set forth below results in such proposed Loan being, in fact, made on a non-pro rata basis)) shall be equal to a fraction, the numerator of which shall be the difference between (a) such Bank's Commitment and (b) the aggregate of all then outstanding Revolving Loans made by such Bank (including, without limitation, any Auction Rate Loans by such Bank but excluding (x) the proposed Non-Pro Rata Loan by such Bank, (y) if applicable, the Revolving Loan(s) (whether a Base Rate, Eurodollar or Auction Rate Loan(s)), or the applicable portion thereof, which is being repaid with the proceeds of such proposed Non-Pro Rata Loan and (z) if applicable, that part of any Auction Rate Loan(s) by such Bank which (when added to any other outstanding Revolving Loans made by such Bank) results in all outstanding Revolving Loans by such Bank exceeding such Bank's

         Commitment) and the denominator of which shall be the difference between (i) the aggregate of all Banks' Commitments and (ii) the then aggregate outstanding amount of all Revolving Loans by all Banks (including without limitation all Auction Rate Loans but excluding (x) the proposed Non-Pro Rata Loans. (y) if applicable, the aggregate Revolving Loans by all Banks (whether Base Rate, Eurodollar or Auction Rate Loans), or applicable portion thereof, which are being repaid with the proceeds of the proposed Non-Pro Rata Loans by the Banks and (z) if applicable, the aggregate (if any) of any part of any Auction Rate Loans by any Bank(s) which (when added to any other outstanding Revolving Loans made by such Bank(s)) results in all outstanding Revolving Loans by such Bank(s) to exceed such Bank's Commitment); if such numerator, for the applicable Bank, is zero or negative, the fraction, for such Bank, will be deemed to be zero and such Bank shall not have a pro-rata portion of the proposed Non-Pro Rata Loan; provided, that, nothing contained herein shall be interpreted or construed to require a Bank to make Loans in excess, at any one time outstanding, of its Commitment. Any Bank which makes an Auction Rate Loan shall have the right to receive payment in full of same notwithstanding the fact, if applicable, that the amount of such Loan (plus, if applicable, any other then outstanding Revolving Loans by such Bank) exceeds the face amount of such Bank's Revolving Note. Notwithstanding anything to the contrary contained herein or in the terms of any Auction Rate Loan, after giving effect to all repayments of Borrowings and new Borrowings made on the date in question (i) no repayment in full of an Auction Rate Loan may be made by the Borrower unless and until all Non-Pro Rata Loans made as a result of such Auction Rate Loan shall have been repaid in full on or prior to such date, and (ii) no partial repayment of an Auction Rate Loan may be made by the Borrower unless and until all Non-Pro Rata Loans made as a result of such Auction Rate Loan shall have been partially repaid in the same proportion as such partial repayment of such Auction Rate Loan (provided that, it is understood and agreed that such Auction Rate Loan shall be due and payable in full on the first date on which the preceding provisions of this sentence do not prevent such payment in full). [Fourth Amendment]

         11.   AMENDMENT OF SECTION 2.05. Section 2.05 is amended as follows:

                  (a) Section 2.05(a) is amended by (i) substituting the phrase "of any and all $1,000,000 Sales (as defined in Section 6.06)" for the phrase "of the sale, lease or other transfer of assets of the Borrower or any Affiliate described in the penultimate sentence of Section 6.06" and (ii) substituting the phrase "$1,000.000 Sale" for the phrase "sale, lease or transfer".

                  (b) Section 2.05(b) is amended and restated to read in its entirety as follows:

                  (b) On the effective date of any reduction of the Commitment of each Bank pursuant to Section 2.05(a), the Borrower shall repay such principal amount (together with accrued interest thereon and any amount due pursuant to Section

                  2.07) of outstanding Revolving Loans. if any, as may be necessary so that after such repayment, the aggregate unpaid principal amount of the Revolving Loans does not exceed the Commitment as then reduced.

                  (c) Section 2.05(c) (which Section was added pursuant to the Third Amendment) is deleted. [Fourth Amendment]

         12. AMENDMENT TO SECTION 2.06. Section 2.06 is amended and restated to read in its entirety as follows:

                  The outstanding principal balance of each Revolving Loan shall be due and payable on the Revolving Loan Maturity Date. In addition, each Auction Rate Loan shall also be due and payable on the last day of the Interest Period of such Loan. [Fourth Amendment]

         13. AMENDMENT TO SECTION 2.08. Section 2.08 is hereby amended as follows:

                  (a) Section 2.08(b) is hereby amended by (i) deleting the phrase "Subject to Section 6.13 hereof, each" and substituting for it the word "Each" in the first sentence thereof, and (ii) substituting the amount "360" for the amount "365" in the third sentence thereof.

                  (b) The second sentence of Section 2.08(c) is hereby amended by adding the following phrase to the end thereof immediately after the words "of such Interest Period" and immediately before the period; "; provided, however, that, if the Auction Rate Interest Extension Provisions are applicable, interest shall be payable as set forth in such Provisions".

                  (c) A new Section 2.08(d) is hereby added to read as follows:

                  (d) Notwithstanding the foregoing, any interest which accrues at the Default Rate shall be payable upon demand. [Fourth Amendment]

         14. AMENDMENTS TO SECTIONS 2.09 TO 2.13. (a) Sections 2.09 to 2.13 are hereby amended and restated to read in their entirety as follows:

         15. SECTION 2.09. [Intentionally Omitted]

         16.    SECTION 2.10. [Intentionally Omitted]

         17.    SECTION 2.11. [Intentionally Omitted]

         18.    SECTION 2.12. [Intentionally Omitted]

         19.    SECTION 2.13. [Intentionally Omitted]
         [Fourth Amendment]

         20. SECTION 2.14. (i) Section 2.14 is hereby amended and restated to read in its entirety as follows:

         Section 2.14 Fees.

                  (a) The Borrower agrees to pay, in arrears, to each Bank through the Agent, on the first Business Day of each January, April, July and October of each year, commencing January 1, 1997, a facility fee (a "Facility Fee") at a rate per annum equal to the Applicable Fee Percentage from time to time in effect applied to the amount of the Commitment of such Bank, whether used or unused, on each day occurring during the immediately preceding quarter. All Facility Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Facility Fee due to each Bank shall commence to accrue on November 14, 1996 and shall cease to accrue on the termination of the Commitment of such Bank. Notwithstanding the foregoing, the payment of the Facility Fee to each Bank which would otherwise be due on October 1, 2001 shall be due on the Revolving Loan Maturity Date (and shall be pro-rated, i.e., calculated for the period July 1, 2001 to the Revolving Credit Maturity Date) and the Applicable Fee Percentage shall be calculated by using the ratio of (a) the Average Outstanding Loan Balance for the period July 1, 2001 to the Revolving Loan Maturity Date to (b) EBITDA for the four fiscal quarters ending June 30, 2001.

                  (b) The fees required by paragraph (a) of this Section shall not be refundable under any circumstances.
         [Fourth and Fifth Amendments]

                  (ii) The Borrower acknowledges that, notwithstanding the amendment to Section 2.14 set forth in (i) above, it shall pay on January 1, 1997 (in addition to the fees accrued from the date of this Fifth Amendment to December 31, 1996 under Section 2.14(a), as so amended) the fees accrued from October 1, 1996 to the date of this Fifth Amendment under the version of Section 2.14(a) as amended by the Fourth Amendment.

         21. AMENDMENT OF SECTION 2.22. Section 2.22 is hereby amended by adding the parenthetical phrase "(it being understood and agreed that, for Eurodollar Loans and Base Rate Loans, such ratable share shall be based on the then respective aggregate outstanding principal amounts of the Eurodollar Loans and Base Rate Loans made by each Bank (and subject to the treatment of "Non-Pro Rata Loans" under Section 2.03(e)))" immediately after the phrase "obtained by all the Banks" and immediately before the phrase ", such Bank".


         22. SECTION 2.23 DELETED. Section 2.23 is hereby deleted. [Fourth Amendment]


         23. AMENDMENT OF SECTION 3.02. Section 3.02 is amended by deleting the phrase "and to make the Term Loan" in the third line thereof. [Fourth Amendment]


         24. AMENDMENT OF SECTION 4.05. Section 4.05 is hereby amended by (i) deleting the date "December 31, 1992" and substituting for it the date "December 31, 1995" in the first, second and fourth sentences thereof, (ii) deleting the date "March 31, 1993" and substituting for it the date "June 30, 1995" in the first sentence thereof, and (iii) deleting the phrase "three-month period" and substituting the phrase "six-month period" in the first sentence. [Fifth Amendment]

         25. AMENDMENT OF SCHEDULES 4.07 AND 4.09. Schedules 4.07 and 4.09 of the Agreement are respectively amended and restated to read in its entirety as set forth in Schedules 4.07 and 4.09 attached hereto and made a part hereof. [Fourth and Fifth Amendments]

         26. AMENDMENT OF SECTION 4.10. Section 4.10 to the Credit Agreement is hereby amended and restated to read in its entirety as follows:

                  SECTION 4.10. CREDIT ARRANGEMENTS. Other than the revolving credit facility under this Agreement, neither the Borrower nor any Guarantor has any credit agreements, indentures, guaranties, Capital Leases or other investments, agreements or arrangements presently in effect providing for or relating to extensions of credit (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in respect of which the Borrower or any of the Guarantors is in any manner directly or contingently obligated to any third party.

                  (b) Schedule 4.10 of the Agreement is hereby deleted. [Fourth and Fifth Amendments]

         27. AMENDMENT OF SCHEDULE 4.16. Schedule 4.16 to the Agreement is hereby amended and restated in its entirety as set forth in Schedule 4.16 attached hereto and made a part hereof. [Fifth Amendment]

                                                                Exhibit E
                                                                to Exhibit 10.19


                              AMENDED AND RESTATED
                            NEGATIVE PLEDGE AGREEMENT

      This Amended and Restated Negative Pledge Agreement (this "Agreement") is dated as of August 9, 1995 and is by and among Daniel H. Leeds, Gerard G. Leeds, Liselotte J. Leeds, and Michael S. Leeds (individually a "Shareholder" and collectively the "Shareholders") and Shawmut Bank Connecticut, N.A. (the "Agent"), as agent under the Credit Agreement referred to below. Capitalized terms used herein and not otherwise defined herein are used as defined in the Credit Agreement referred to below.

                                   WITNESSETH:

      WHEREAS, CMP Publications, Inc., a New York corporation ("CMP"), Shawmut Bank Connecticut, N.A. ("Shawmut"), The Chase Manhattan Bank, National Association ("Chase" and together with Shawmut and any other financial institutions from time to time party thereto, the "Banks"), and the Agent have entered into a Credit Agreement dated as of July 15, 1993 (as amended from time to time, the "Credit Agreement"), pursuant to which the Banks have agreed to make Loans to CMP subject to the terms and conditions set forth therein, and evidenced by the Revolving Notes;

      WHEREAS, in connection with the execution and delivery of the Credit Agreement, Gerard G. Leeds and Liselotte J. Leeds, who at the time collectively owned more than two-thirds of the issued and outstanding shares of stock of CMP, entered into that certain Negative Pledge Agreement (the "Original Negative Pledge Agreement") dated as of July 15, 1993 with the Agent;

      WHEREAS, the Shareholders collectively own more than two-thirds of the issued and outstanding shares of stock of CMP;

      WHEREAS, Gregory G. Leeds, Jennifer R. Leeds, and Richard A. Leeds (individually a "Non-Party Shareholder" and collectively the "Non-Party Shareholders") are the owners of all of the issued and outstanding shares of stock of CMP which are not owned by the Shareholders;

      WHEREAS, to induce the Banks to make Loans after the execution and delivery of that certain Fourth Amendment Agreement dated as of the date hereof among CMP, Shawmut, Chase, Fleet Bank, N.A., and the Agent, which amends the Credit Agreement, each Shareholder has agreed not to grant to any party, other than another Shareholder or a Non-Party Shareholder, a security interest in such Shareholder's shares of stock of CMP, as set forth in more detail below;

      WHEREAS, each Shareholder expects to derive benefits from the Loans and the transactions contemplated by the Credit Agreement; and

      WHEREAS, the making of the Loans under the Credit Agreement is subject to the condition, among others, that the Original Negative Pledge Agreement be amended and restated and that the Shareholders execute and deliver this Amended and Restated Negative Pledge Agreement.

      NOW, THEREFORE, in consideration of the premises and covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged by each party hereto, it is hereby agreed as follows:

      1. So long as any Obligations remain outstanding and unpaid or the Commitments are outstanding, each Shareholder:

      (a) will not create, assume or suffer to exist, any mortgage, pledge, encumbrance, lien, security interest or charge of any kind upon his or her shares of stock of CMP, except (i) those that are for the benefit of another Shareholder, a Non-Party Shareholder (provided that such Non-Party Shareholder shall have agreed to be bound by the restrictions applicable to Shareholders contained in this Agreement pursuant to an agreement in form and substance reasonably satisfactory to the Agent), or one or more trusts for the benefit of any of them (provided that (x) such trusts remain under the control of any Shareholder or Non-Party Shareholder, (y) the trustee shall have agreed to be bound by the restrictions applicable to Shareholders contained in this Agreement pursuant to an agreement in form and substance reasonably satisfactory to the Agent and (z) if any trust is for the benefit of, or under the control of, a Non-Party Shareholder, such NonParty Shareholder shall have agreed to be bound by the restrictions applicable to Shareholders contained in this Agreement pursuant to an agreement in form and substance reasonably satisfactory to the Agent), (ii) those that arise by operation of law or (iii) those restrictions on transfer of the stock to any person other than to the other Shareholders, Non-Party Shareholders, or CMP as such restrictions exist as of the date hereof pursuant to a certain Shareholders' Agreement dated as of June 30, 1991; and

      (b) will not sell, assign, convey or otherwise dispose of or give a proxy or power with respect to his or her shares of stock of CMP, other than to the other Shareholders, Non-Party Shareholders (provided that such Non-Party Shareholders shall have agreed to be bound by the restrictions applicable to Shareholders contained in this Agreement pursuant to an agreement in form and substance reasonably satisfactory to the Agent), one or more trusts for the benefit of any of them (provided that (x) such trusts remain under the control of any Shareholder or Non-Party Shareholder, (y) the trustee shall have agreed to be bound by the restrictions applicable to Shareholders contained in this Agreement pursuant to an agreement in form and substance reasonably satisfactory to the Agent and (z) if any trust is for the benefit of, or under the control of, a Non-Party Shareholder, such Non-Party Shareholder shall have agreed to be bound by the restrictions applicable to Shareholders contained in this Agreement pursuant to an agreement in form and substance reasonably satisfactory to the Agent), or CMP.

      2. The Shareholders recognize that any damages which the Agent and/or the Banks may sustain upon violation of this Agreement may be difficult to measure, and agree that violation of the provisions of this Agreement shall be subject to injunctive relief, in addition to any other remedies available to the Agent.

      3. No amendment or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the party against whom enforcement of such amendment or waiver is sought. This Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, and representatives of the Agent, the Banks, the Shareholders and any Non-Party Shareholder who agrees to be bound hereby.

      4. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

      5. All capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

      6. This Agreement amends and restates, and supersedes in its entirety, the Original Negative Pledge Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amended and Restated Negative Pledge Agreement as of the date first above written.



                               /s/DANIEL H. LEEDS
                              -----------------------------
                              Name:Daniel H. Leeds


                              /s/GERARD G. LEEDS
                              ------------------------------
                              Name: Gerard G. Leeds


                              /s/LISELOTTE J. LEEDS
                              --------------------------------
                              Name: Liselotte J. Leeds


                              /s/MICHAEL S. LEEDS
                              -------------------------------
                              Name: Michael S. Leeds



                              SHAWMUT BANK CONNECTICUT, N.A., as
                              Agent


                              /s/GARY P. KEARNS
                              ------------------------------
                              Name:  Gary P. Kearns
                              Title:  Managing Director

STATE OF NEW YORK)
                     )ss:
COUNTY OF NASSAU )

      The foregoing instrument was acknowledged before me this 8 day of August, 1995 by Daniel H. Leeds, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument and acknowledged that he executed the same for the purposes therein contained.


                                    /s/Janette E Yashioka
                                    ------------------------------
                                    Notary Public
                                    My commission expires: 3/6/97
                                    [Seal]


STATE OF NEW YORK)
                        )ss:
COUNTY OF NASSAU )

      The foregoing instrument was acknowledged before me this 8 day of August, 1995 by Gerard G. Leeds, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument and acknowledged that he executed the same for the purposes therein contained.


                                    /s/Janette E. Yashioka
                                    ---------------------------
                                    Notary Public
                                    My commission expires: 3/6/97
                                    [Seal]


STATE OF NEW YORK)
                        )ss:
COUNTY OF NASSAU )

      The foregoing instrument was acknowledged before me this 8 day of August, 1995 by Liselotte J. Leeds, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument and acknowledged that he executed the same for the purposes therein contained.

                                    /s/Janette E. Yashioka
                                    -----------------------------
                                    Notary Public

                                    My commission expires: 3/6/97
                                    [Seal]

STATE OF NEW YORK)
                        )ss:
COUNTY OF NASSAU )

      The foregoing instrument was acknowledged before me this 8 day of August, 1995 by Michael S. Leeds, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument and acknowledged that he executed the same for the purposes therein contained.

                                    /s/Janette E. Yashioka
                                    ---------------------------
                                    Notary Public
                                    My commission expires: 3/6/97
                                    [Seal]